Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus dated June 14, 2007 of our report dated March 14, 2007 (June 14, 2007 as to the effects of the stock split described in Note 13), relating to the consolidated financial statements and financial statement schedule of Biofuel Energy Corp, appearing in such Prospectus, which is part of Registration Statement No. 333-139203 on Form S-1.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 14, 2007